Calculation of Filing Fee Tables
S-3
BeOne Medicines Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, par value $0.0001 per share	Other	247,344,344	$ 22.54	$ 5,575,141,513.76	0.0001381	$ 769,927.04
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Ordinary Shares, par value $0.0001 per share	415(a)(6)	151,536,561		$ 2,998,908,542.19			S-3	333-271762	05/09/2023	$ 209,872.98
			Total Offering Amounts:				$ 8,574,050,055.95		$ 769,927.04
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 769,927.04
Offering Note
[1]	(1a) These shares may be represented by the Registrant's American Depositary Shares ("ADSs"). Each ADS represents 13 Ordinary Shares. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6, as amended (File No. 333-286725). (1b) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, and based on the average of the high and low sale prices of the Registrant's ADSs, as quoted on the NASDAQ Global Select Market, on April 29, 2026.

[2]	(2a) These shares may be represented by the Registrant's American Depositary Shares ("ADSs"). Each ADS represents 13 Ordinary Shares. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6, as amended (File No. 333-286725). (2b) This registration statement includes 151,536,561 Ordinary Shares ("Carry-Forward Securities") that have previously been registered under our registration statement on Form S-3ASR (File No. 333-271762) filed on May 9, 2023, as amended by the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR filed on May 27, 2025 ("Prior Registration Statement"), and remain unsold. Pursuant to Rule 415(a)(6), the Registrant is carrying forward to this registration statement the Carry-Forward Securities, and no additional filing fee is due with respect to the Carry-Forward Securities included in this registration statement. Pursuant to Rule 415(a)(6), the offering of the Carry-Forward Securities under the Prior Registration Statement will be deemed terminated as of the time of the effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date